Exhibit 10.20

FOURTH AMENDMENT TO CREDIT AGREEMENT

           THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, entered into on January 14, 2005 but effective for all purposes as of December 31, 2004 (this “Amendment”), is between Origen Financial L.L.C., a Delaware limited liability company (together with its successors and assigns, the “Borrower”), and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago) (together with its successors and assigns, the “Lender”).

RECITALS

           A. The Borrower and the Lender are parties to a Credit Agreement dated as of July 25, 2002, as amended by a First Amendment to Credit Agreement dated June 27, 2003, a waiver letter dated August 29, 2003, a Second Amendment to Credit Agreement dated October 23, 2003 and a Third Amendment to Credit Agreement dated as of December 31, 2003 (the “Credit Agreement”).

           B. The Borrower desires to extend and amend the Credit Agreement as set forth herein and the Lender has no obligation to do so but is willing to do so strictly in accordance with the terms hereof.

TERMS

           In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1.
AMENDMENTS

           Upon fulfillment of the conditions set forth in Article 3 hereof, the Credit Agreement shall be amended as follows:

     1.1 The following definition of Termination Date in Article I of the Credit Agreement is restated as follows:

     “Termination Date” means December 31, 2005.

     1.2 Section 6.1(b) is restated as follows:

     (b) As soon as available and in any event within 45 days (or such earlier date that Origen Financial, Inc. may be required to file its applicable quarterly report on Form 10-Q by the rules and regulations of the Securities and Exchange Commission or any successor agency thereof) after the close of the first three quarterly periods of each of its fiscal years, for Origen Financial, Inc. and its Subsidiaries, the quarterly report on Form 10-Q required to be filed by the rules and regulations of the Securities and Exchange Commission or any successor agency thereof for each such fiscal quarter, all certified by the chief financial officer of Origen Financial, Inc.

     1.3 Section 6.4, the financial covenant requiring Tangible Capital Funds of at least $19,000,000, is deleted.

     1.4 Section 7.12, the additional Default added pursuant to the Third Amendment to Credit Agreement dated as of December 31, 2003, which added a Default if Consolidated Net Income shall be less than $0 for any calendar quarter, is deleted.

     1.5 Notwithstanding anything in Credit Agreement or any other Loan Document to the contrary, the amount of the Commitment is reduced to $5,000,000, and reference to “$7,000,000” set forth opposite the Lender’s signature to the Credit Agreement is deleted and “$5,000,000” substituted in place thereof.

     1.6 Notwithstanding anything in Credit Agreement to the contrary, all Loans shall be Alternate Base Rate Loans.

ARTICLE 2.
REPRESENTATIONS

          The Borrower represents and warrants to the Lender that:

          2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention with any law, of the terms of any articles or certificate of organization, operating or other management agreement or other organizational documents of the Borrower, or any undertaking to which it is a party or by which it is bound.

          2.2 This Amendment is the legal, valid and binding obligation of it, and, when executed by the Lender, enforceable against it in accordance with the terms hereof.

          2.3 After giving effect to the amendments herein contained, the representations and warranties contained in the Credit Agreement (including without limitation Section 5.10 and all other representations in Article V of the Credit Agreement) and in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

          2.4 No Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

ARTICLE 3.
CONDITIONS OF EFFECTIVENESS

          This Amendment becomes effective as of the date hereof when each of the following has been satisfied:

          3.1 This Amendment shall be signed by the Borrower and the Lender; and

          3.2 Each party to the Consent and Agreement at the end of this Amendment shall have executed such Consent and Agreement.

          3.3 Each of the following shall have been delivered to the Lender and be in form and substance acceptable to the Lender: (a) resolutions of the Borrower approving this Amendment, and (b) any additional Loan Documents required by the Lender. If and when requested by the Lender, the Borrower agrees to deliver an opinion of counsel reasonably satisfactory to the Lender with respect to such matters required by the Lender.

ARTICLE 4.
MISCELLANEOUS

          4.1 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be references to the Credit Agreement as amended hereby and as further amended from time to time.

          4.2 Except as expressly amended hereby, the Borrower agrees that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          4.3 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Without limiting the definition of Loan Documents, this Amendment and all other amendments to the Credit Agreement are Loan Documents.

          IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of December 31, 2004.

ORIGEN FINANCIAL L.L.C.

By:	/s/ W. Anderson Geater, Jr.

Print Name:	W. Anderson Geater, Jr.

Title:	Chief Financial Officer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Timothy E. Rettberg

Print Name:	Timothy E. Rettberg

Title:	First Vice President